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                                                                   EXHIBIT 99(b)


NOVACARE STOCKHOLDERS APPROVE ALL THREE PROPOSALS AT SPECIAL MEETING

September 21, 1999 03:45 PM Eastern Time

KING OF PRUSSIA, Pa., Sept. 21 /PRNewswire/ -- NovaCare, Inc. NOV , a leading national provider of physical rehabilitation and occupational health services and employee services, held a Special Meeting of Stockholders today and announced that stockholders approved the three proposals recommended by the Board of Directors in the company's proxy statement dated August 13, 1999. Stockholders approved (1) the sale of the company's outpatient physical therapy and occupational health services (PROH) business, (2) the sale of the company's interest in NovaCare Employee Services, Inc. NCES and (3) the adoption of a Plan of Restructuring.

NovaCare, Inc. is the nation's second largest provider of outpatient physical rehabilitation and occupational health services. Its subsidiary, NovaCare Employee Services Inc., is a leading national professional employer organization, administering the full array of human resource functions, including the management of health care benefits and workers' compensation, for small and medium-sized businesses.

SOURCE NovaCare, Inc.